SKECHERS PROMOTES CHIEF FINANCIAL OFFICER DAVID WEINBERG TO CHIEF
OPERATING OFFICER; FOOTWEAR COMPANY APPOINTS NEW CHIEF FINANCIAL
OFFICER AND BOARD MEMBER

MANHATTAN BEACH, CA. – January 3, 2006 – To support its continued growth, SKECHERS USA, Inc. (NYSE:SKX) announced today that the Company has promoted its Chief Financial Officer David Weinberg to the position of Chief Operating Officer and appointed Fred Schneider, who has been a member of the Company’s Board of Directors and Chairman of its Audit Committee, as its Chief Financial Officer. In addition, Morton D. Erlich has been elected to replace Mr. Schneider on the Board of Directors and as Chairman of the Audit Committee.

“In just 13 years, SKECHERS has grown into a phenomenal billion-dollar mega-brand. Our strong management team, of which David Weinberg is a key member, has led the Company to this incredible success,” began Robert Greenberg, SKECHERS CEO and Chairman of the Board. “Our success and growth has dictated increases to our operations and infrastructure – in facilities, employees, logistics, and more. To better allow David (Weinberg) to manage the day-to-day operations, we have promoted him to Chief Operating Officer and appointed Fred Schneider as the Company’s CFO. We are fortunate to have two highly accomplished executives leading the operations and finance of our Company, and I feel we will further prosper and excel even more under their guidance.”

Michael Greenberg, SKECHERS’ President, stated: “This change in our senior management is exciting both for me and the Company. I’m looking forward to working more closely with David (Weinberg) on the strategic growth of our domestic and international divisions, and I welcome Fred (Schneider), who previously played an important role on our Board of Directors, as our new CFO. I believe the Company has many growth opportunities in both the short and long term, and I believe we have the ideal management team in place to take SKECHERS to the next level – from a billion dollar brand into a multi-billion dollar brand. I’m looking forward to another successful 13 years with our management team.”

As the Chief Operating Officer, Mr. Weinberg will be responsible for the day-to-day operations of the Company – including the planning and directing all aspects of the Company’s operational policies, objectives and initiatives, and the attainment of short- and long-term financial and operational goals to ensure future growth. He will also focus on growing the Company’s international and e-commerce divisions as well as building its infrastructure and distribution capabilities. Mr. Weinberg has served as SKECHERS’ Chief Financial Officer for 12 years. He will continue to serve as Executive Vice President and a member of the Board of Directors, two positions he has held since July 1998.

As the Chief Financial Officer of SKECHERS, Mr. Schneider will be responsible for overseeing the Company’s reporting and filing obligations before the United States Securities and Exchange Commission, and for directing the Company’s overall financial policies, including accounting, budget, credit, insurance, tax, and treasury. With more than 25-years of business finance experience, Mr. Schneider has served as chief financial officer and principal of Leonard Green & Partners, L.P., a leading private equity money management firm. Prior to his role at Leonard Green & Partners, L.P., he was an audit and due diligence partner at KPMG LLP, where he worked for 17 years. Most recently, he has served as a senior managing director of Pasadena Capital Partners, a private equity investment firm focused on making equity investments in established, small middle-market companies. Mr. Schneider presently serves on the boards of directors of Sport Chalet, Inc. (NASDAQ:SPCH) and Meade Instruments, Inc. (NASDAQ:MEAD).

Mr. Erlich worked for 34 years at KPMG LLP, including 24 years as an audit partner until retiring in 2004.

Note that statements made by Mr. Robert Greenberg and Mr. Michael Greenberg may involve future goals and targets, based upon current expectations and current plans. These comments are forward looking, plans may change and actual results may differ materially.

SKECHERS USA, Inc., based in Manhattan Beach, California, designs, develops and markets a diverse range of footwear for men, women and children under 12 unique brand names. The Company has also granted select third party licenses for SKECHERS-branded apparel, swimwear and hosiery. SKECHERS footwear is available in the United States via department and specialty stores, Company-owned SKECHERS retail stores and its e-commerce website, as well as in over 100 countries and territories through the Company’s global network of distributors and Canadian and European subsidiaries. Please visit www.skechers.com or call the Company’s information line at 877-INFO-SKX.

This announcement may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking language such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terms. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of the Company’s future performance. Factors that might cause or contribute to such differences include international, national and local general economic, political and market conditions; intense competition among sellers of footwear for consumers; changes in fashion trends and consumer demands; popularity of particular designs and categories of products; the level of sales during the spring, back-to-school and holiday selling seasons; the ability to anticipate, identify, interpret or forecast changes in fashion trends, consumer demand for our products and the various market factors described above; the ability of the Company to maintain its brand image; the ability to sustain, manage and forecast the Company’s growth and inventories; the ability to secure and protect trademarks, patents and other intellectual property; the loss of any significant customers, decreased demand by industry retailers and cancellation of order commitments; potential disruptions in manufacturing related to overseas sourcing and concentration of production in China, including, without limitation, difficulties associated with electrical shortages or work stoppages that may lead to production delays; changes in monetary controls and valuations of the Yuan by the Chinese government; increased costs of freight and transportation to meet delivery deadlines; business disruptions due to energy shortages or natural disasters such as an earthquake in California where our domestic warehouse, headquarters and a substantial number of our retail stores are located; changes in business strategy or development plans; the ability to obtain additional capital to fund operations, finance growth and service debt obligations; the ability to attract and retain qualified personnel; compliance with recent corporate governance legislation including the Sarbanes-Oxley Act of 2002; the disruption, expense and potential liability associated with existing or unanticipated future litigation; and other factors referenced or incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2004 and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005.

###